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                                                                     EXHIBIT 5.1


                                  June __, 2001


Getty Realty Corp.
125 Jericho Turnpike
Suite 103
Jericho, New York 11753

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Getty Realty Corp., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the offer by the Company from time to time in one or more classes or series of (i) shares of its common stock, par value $.01 per share ("Common Stock"), and/or (ii) shares of its preferred stock, par value $.01 per share ("Preferred Stock"), in amounts, at prices and on terms to be determined at the time of the offering, with an aggregate public offering price of $150,000,000 (collectively, the "Shares"), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein, filed with the Commission pursuant to the 1933 Act;



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June __, 2001
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     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
"SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

     4. Resolutions adopted by the Board of Directors of the Company relating to the sale, issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

     5. A certificate of the SDAT as of a recent date as to the good standing of the Company;

     6. A certificate executed by an officer of the Company, dated as of the date hereof; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or


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Getty Realty Corp.
June __, 2001
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written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The issuance and certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter and the Bylaws (with such approval referred to herein as the "Corporate Proceedings").

     6. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of the Corporate Proceedings relating to any of the Shares that are Common Stock, such Shares will be duly authorized and, when and if delivered in accordance with the Charter, the Registration Statement and the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing their issuance, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

     3. Upon completion of the Corporate Proceedings relating to any of the Shares that are Preferred Stock, such Shares will be duly authorized and, when and if delivered in accordance with the Charter, the Registration Statement and the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing their issuance, will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms on the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.


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Getty Realty Corp.
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     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,